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                                                                    EXHIBIT 4.1


                              CERTIFICATE OF TRUST
                                       OF
                            FRANKLIN CAPITAL TRUST I

         This Certificate of Trust of Franklin Capital Trust I (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, and Richard E. Herrington and Lisa L. Musgrove, each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss.3801 et seq.)(the "Act").

         1. Name. The name of the business trust formed hereby is Franklin Capital Trust I.

         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Attn: Corporate Trust Administration, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

         3. Effective Date. This Certificate of Trust shall be effective on June 2, 2000.

         4. Counterparts. This Certificate of Trust may be executed in one or more counterparts, which, when taken together, shall be deemed to constitute a single original.

         IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the effective date above written in accordance with Section 3811(a) of the Act.



                      Wilmington Trust Company, as Trustee



                      By: /s/ Donald G. MacKelcan
                         ------------------------------------------------------

                         Name: Donald G. MacKelcan
                              -------------------------------------------------
                         Title: Vice President
                               ------------------------------------------------



                          /s/ Richard E. Herrington
                          -----------------------------------------------------
                          Richard E. Herrington, as Trustee



                          /s/ Lisa L. Musgrove
                          -----------------------------------------------------
                          Lisa L. Musgrove, as Trustee